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                                                                    Exhibit 99.9



                       First Union Real Estate Equity and
                              Mortgage Investments
                          551 Fifth Avenue, Suite 1416
                            New York, New York 10176



                                                              September 15, 2000


Radiant Investors LLC
c/o Radiant Partners LLC
551 Fifth Avenue, Suite 1416
New York, New York 10176

Re:    Purchase of Long Street Garage
       Columbus, Ohio (the "Premises")

Ladies and Gentlemen:

Reference is hereby made to that certain Contract of Sale, dated as of September 15, 2000 (the "Contract") between First Union Real Estate and Mortgage Investments ("FUR") and Radiant Investors LLC ("Purchaser"). All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Contract.

Notwithstanding the provisions of the Contract to the contrary, it is agreed as follows:

(i) In the event Purchaser shall fail to make the First Additional Deposit (as said term is defined in the First Union Contract) under the First Union Contract (as said term is defined in Section (x) below), no later than the First Additional Deposit Date (as said term is defined in the First Union Contract) and the Tenant has not then elected to purchase the Property pursuant to the terms of the Contract, the Contract shall thereupon immediately terminate and be null, void and of no force and effect and Escrowee shall disburse the Deposit to Purchaser, together with any interest earned on such amount. In addition, Purchaser agrees to deliver or cause to be delivered to FUR all reports, studies, memorandums, tests, evaluations and assessments (collectively, the "Study") for the Property obtained and/or conducted by or on behalf of Purchaser, together with all reliance letters from each provider of same which were obtained by Purchaser upon receipt of each Study. Purchaser agrees to use its good faith, reasonable efforts to obtain a reliance letter from the provider of each Study, which reliance letter shall provide that the Study prepared by the provider may be relied upon by FUR, any prospective or actual purchaser of the Property and any prospective or actual lender that may provide financing to the owner of the Property.


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(ii)   Notwithstanding any provisions of Section (i) above to the contrary, in the event that Purchaser (or an affiliate thereof), enters into a Limited Liability Company Agreement of (the "JV Agreement"), with U.S. Trust Corporation, National Association, As Trustees Under That Certain Agreement And Declaration Of Trust Dated As Of September 4, 1997, As Amended, Known As Landmark Equity Trust VII ("Landmark"), and such entity shall obtain commitments for Acceptable Financing, as such term is defined in the JV Agreement, for some or all of the Properties (as such term shall be defined in the First Union Contract), in addition to the Property, from and after September 11, 2000, and pursuant to the terms of the JV Agreement, Purchaser or an affiliate thereof is no longer obligated to return the Initial Contribution #1 (as such term shall be defined in the JV Agreement), then in the event Purchaser shall fail to make the First Additional Deposit under the First Union Contract, no later than the First Additional Deposit Date, the Contract shall immediately terminate and be null, void and of no force and effect and Escrowee shall disburse the Deposit to FUR, together with any interest earned thereon. In addition, Purchaser shall deliver to FUR each Study and all reliance letters thereto in accordance with the provisions of Section (i) above. Notwithstanding the foregoing, if Purchaser (or an affiliate thereof) is obligated to return the Initial Contribution #1 prior to First Additional Deposit Date then the provisions of this Section (ii) shall no longer be applicable.

(iii) In the event the Right of First Refusal (as said term is defined in Section 20(a) of the Contract) is exercised by the Tenant at the Property, the Deposit being held by Escrowee pursuant to the terms of this Agreement, plus all interest earned thereon, shall be credited by Escrowee (being the same escrowee as under the First Union Contract) as an additional deposit being held under the First Union Contract, and shall be deemed part of the "Deposit" under the First Union Contract. Should the Deposit under the Contract be credited to the First Union Contract prior to the Purchaser making the First Additional Deposit under the First Union Contract, the Deposit under the Contract shall be disbursed to the escrowee under the First Union Contract and shall be credited and added to the "Initial Deposit" (as said term is defined in the First Union Contract) under the First Union Contract.

(iv) With respect to Section 5 of the Contract, if the closing of the sale of the Huntington Garage (as said term is defined in the First Union Contract) shall have occurred prior to December 29, 2000, Purchaser shall have the right to adjourn the Closing, at any time and from time to time to a date no later than the earlier of (i) forty five (45) days after the date that FUR shall notify Purchaser that it has received the Shareholder Ratification and (ii) January 31, 2001. TIME SHALL BE OF THE ESSENCE, with respect to Purchaser's obligation to close hereunder as of such date. If FUR shall have the right and shall desire to adjourn the Closing to a date after December 29, 2000 and such proposed adjourned date shall be later than the date that the lender providing mezzanine financing to Purchaser or any lender agreeing to provide mortgage financing for the Property shall be obligated to close its respective loan, each such lender shall have agreed to extend its outside closing date. Notwithstanding the provisions of this Section (iv) to the contrary, if FUR shall have the right and shall desire to adjourn the Closing to a date later than December 29, 2000, Purchaser shall have the right, by notice to FUR, to elect to terminate this Agreement, on December 29, 2000 or February 28, 2001, in which case, the Escrowee shall disburse the Deposit hereunder to the escrowee under the First Union


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       Contract and the Deposit shall be credited and added to the 'Deposit"
       being held under the First Union Contract.

(v) With respect to Section 17 of the Contract, if Seller is unable to deliver the Tenant's Estoppel Certificate and fails to deliver a Seller's Certificate in the event such Tenant's Estoppel Certificate is not obtained, and as a result thereof the lender providing the mortgage financing for the Property or the lender providing mezzanine financing shall elect not to provide the financing for the Property, in such case FUR shall have the right to elect to provide (or to cause another party to provide) to Purchaser the financing that such lender was otherwise prepared to provide to Purchaser, it being agreed that if FUR shall make such election, such loan shall be provided upon the same or better terms to Purchaser than those terms that were offered by Purchaser's mezzanine lender or mortgage lender. If FUR shall not elect to provide such financing, in such case, Purchaser, as its sole and absolute remedy, shall have the right to elect not to purchase the Property. If Purchaser shall make such election, the Escrowee shall deliver the Deposit to the escrowee under the First Union Contract, and such Deposit shall be added to and become part of the "Deposit" being held under the First Union Contract. The Contract shall then terminate and neither party shall have any further obligation to the other party under the Contract, except for those provisions which are expressly stated to survive termination of the Contract.

(vi) With respect to Sections 4(a), 5, 17 and 20(a)(i) of the Contract, in the event that Escrowee shall disburse the Deposit to Purchaser in accordance with the terms of such Sections, Purchaser hereby instructs Escrowee to disburse such Deposit directly to the escrowee under the First Union Contract and credit and add such Deposit to the "Deposit" being held under the First Union Contract. Should the Deposit under the Contract be credited to the First Union Contract prior to the Purchaser making the First Additional Deposit under the First Union Contract, the Deposit under the Contract shall be disbursed to the escrowee under the First Union Contract and shall be credited and added to the "Initial Deposit" (as said term is defined in the First Union Contract) under the First Union Contract.

(vii) With respect to Section 6.A.(f) of the Contract, after the words "management fees" in the fourth line of such Section 6.A.(f) the following words shall be added immediately thereafter:

              "(except that only two-thirds of the amount of management fees payable to Radiant Partners LLC shall be used for proration purposes)."

(viii) With respect to Section 12(b) of the Contract, any amount which FUR shall be required to pay ;under Section 12(b) of the Contract shall be credited against the maximum amount which FUR is required to pay in accordance with the terms of Section 12(b) of the First Union Contract, in the aggregate.

(ix) With respect to the Section 15(a) of the Contract, clause (iv) is added immediately after clause (iii) (as an additional Purchaser default thereunder) as follows:


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              "or (iv) Purchaser shall default, beyond the expiration of any applicable notice and cure period, under the terms of the First Union Contract"

(x) With respect to Section 20(a)(i) of the Contract, the following language is hereby added to end of the first sentence of Section 20(a)(i):

              "and sellers under the First Union Contract shall have performed, satisfied and complied with, or tendered performance of, in all material respects, all of the covenants, agreements and conditions required by the First Union Contract. For purposes of this Agreement, the First Union Contract shall mean that certain Contract of Sale between FUR, among others, as sellers and Purchaser as purchaser, dated as of the date hereof, respecting the purchase of various office, garage and retail properties, among other things. Except as otherwise set forth immediately below, Purchaser shall have no obligation to close hereunder unless the sellers under the First Union Contract shall close simultaneously herewith."

(xi) If required by Purchaser's mezzanine lender or any other lender providing financing for the Property, an updated Rent Roll together with a list of delinquent and unpaid rent, accompanied by an instrument executed by FUR, addressed to Purchaser, pursuant to which FUR states, without representation or warranty, that it has no actual knowledge that said Rent Roll is not true and correct in all material respects as of the Closing Date. In addition, either such instrument (or a separate instrument) shall contain a provision pursuant to which Purchaser, acknowledges that it shall have no rights, remedies or recourse of any nature whatsoever against FUR by reason of the foregoing statement by FUR not being true, correct or complete in any respect. In the event that Purchaser's mezzanine lender or any other lender providing financing for the Property requires a certified updated Rent Roll, as described above in this Section (vii), pursuant to which FUR shall represent and warrant that it has no actual knowledge that said Rent Roll is not true and correct in all material respects as of the Closing Date, Purchaser shall cause to be provided to FUR a complete and unconditional indemnification from an entity which shall own 100% of the beneficial interests in the Property and all of the properties being sold pursuant to the First Union Contract as of the Closing Date, and has a net worth of at least Forty Million ($40,000,000) Dollars, in form reasonably acceptable to FUR, against all liability that FUR shall incur on account of FUR having delivered such representation and warranty.

(xii) With respect to Section 20(b)(i) of the Contract, the following language is hereby added to end of Section 20(b)(i):

              "and the First Union Contract. If the Tenant at the Property does not exercise its Right of First Refusal, then Seller shall have no obligation to close hereunder unless Purchaser closes simultaneously herewith on the First Union Contract on the Closing Date."

(xiii) With respect to Section 21(b) of the Contract, the following language is hereby added to end of Section 21(b):


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              "and shall not terminate that certain Asset Management Agreement, dated March, 2000, between Radiant Partners, LLC and FUR ("Asset Management Agreement"), except as a result of Radiant's default, beyond the expiration of all applicable notice and cure periods thereunder. The parties acknowledge that to the extent not inconsistent with (i) the Asset Management Agreement, including, without limitation, the oversight powers of the Board of Trustees of FUR, or (ii) the fiduciary duties and other obligations of the principals of Radiant Partners, LLC to FUR as officers and/or directors of FUR, Radiant Partners, LLC shall exercise its rights and obligations under the Asset Management Agreement (x) consistent with the provisions of any asset management agreement to be entered into by Radiant Partners, LLC or its affiliates with the Purchaser (the "Purchaser Management Agreement"); (y) subject to Purchaser's supervision (in particular such supervision as provided for under the Purchaser Management Agreement); and (z) without limiting the generality of the foregoing, by routinely consulting with Purchaser as to its activities under the Asset Management Agreement and reasonably taking the views of Purchaser into account."

(xiv) If FUR shall default under the provisions of the Contract or fails to obtain Shareholder Ratification for the sale contemplated under the Contract, the provisions of Section 15(b) and Sections 16(b)-(e) of the First Union Contract, shall apply in determining any remedies Purchaser may have under the Contract, subject to the monetary limits set forth in such Sections of the First Union Contract.

Please acknowledge your agreement with the foregoing by executing this letter in the space provided below.

Very truly yours,

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio business trust

By: /s/ William A. Scully
    --------------------------------------
      Name:  William A. Scully
      Title: Vice Chairman


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ACCEPTED AND AGREED:

RADIANT INVESTORS LLC, a Delaware limited liability company

By: /s/ Daniel P. Friedman
    ----------------------------------------
      Name:  Daniel P. Friedman
      Title: Managing Member


STROOCK & STROOCK & LAVAN LLP, as escrowee

By: /s/ Peter A. Miller
    ----------------------------------------
      Name:  Peter A. Miller, Partner


For the limited purpose of acknowledging and agreeing to Section (xii) above.

RADIANT PARTNERS, LLC

By: /s/ Daniel P. Friedman
    ----------------------------------------
      Name:  Daniel P. Friedman
      Title: Managing Member




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